EXHIBIT 2.6

Certain portions of this Exhibit have been redacted pursuant to 601(b)(2) and (10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.

Execution Version

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”), dated as of August 20, 2025, is the:

(i)            FIRST AMENDMENT TO THE BACK BOOK PURCHASE AND SALE AGREEMENT, by and between Harley-Davidson Credit Corp., a Nevada corporation (the “Seller”) and Cavendish LLC, a Delaware limited liability company (the “Purchaser”); and

(ii)           FIRST AMENDMENT TO THE MASTER PURCHASE AND SALE AGREEMENT, by and between the Seller and the Purchaser.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Back Book Purchase and Sale Agreement and Master Purchase and Sale Agreement described below.

BACKGROUND

A.            The Seller and the Purchaser are parties to that certain Back Book Purchase and Sale Agreement, dated as of July 30, 2025 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Back Book Purchase and Sale Agreement”);

B.            The Seller and the Purchaser are parties to that certain Master Purchase and Sale Agreement, dated as of July 30, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Master Purchase and Sale Agreement” and together with the Back Book Purchase and Sale Agreement, the “Agreements”); and

C.            The parties hereto desire to amend the Agreements as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.      Amendments to the Back Book Purchase and Sale Agreement. Section 8.23 of the Back Book Purchase and Sale Agreement is hereby amended to delete all the stricken red text (indicated textually in the manner as the following example: ~~red text~~) and to add all underlined blue text (indicated textually in the same manner as the following example: blue text) as reflected in the blackline as follows:

Section 8.23 Sale and Purchase of Canadian Back Book Assets. The Parties shall cooperate in good faith to finalize the details of the purchase of the Canadian Back Book Assets ~~within fifteen (15) Business Days~~ by September 24, 2025 ~~of the Signing Date~~ (or such later date mutually agreed by the Purchaser and the Seller). Seller and Purchaser agree that the purchase price of the Canadian Back Book Assets will be [***]% of par, as same may be adjusted to account for any tax impact of the Canadian Back Book Assets, and will be sold and purchased on terms substantially similar to those outlined herein with respect to the Back Book Assets. To the extent there are tax issues related to the sale and purchase of the Canadian Contracts, the Purchaser and the Seller agree that they will work in good faith to resolve such tax issues.

SECTION 2.      Amendments to the Master Purchase and Sale Agreement. Section 8.26 of the Master Purchase and Sale Agreement is hereby amended to delete all the stricken red text (indicated textually in the manner as the following example: ~~red text~~) and to add all underlined blue text (indicated textually in the same manner as the following example: blue text) as reflected in the blackline as follows:

Section 8.26 Sale and Purchase of Canadian Contracts. The Parties shall cooperate in good faith to finalize the details of the purchase of the Canadian Contracts ~~within fifteen (15) Business Days~~ by September 24, 2025 (or such later date mutually agreed by the Purchaser and the Seller) ~~of the Signing Date~~. To the extent there are tax issues related to the sale and purchase of the Canadian Contracts, the Purchaser and the Seller agree that they will work in good faith to resolve such tax issues.

SECTION 3.      Effect of Amendment; Ratification. All provisions of each Agreement and the other Basic Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, (i) all references in the Back Book Purchase and Sale Agreement (or in any other Basic Document) to “this Back Book Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Back Book Purchase and Sale Agreement shall be deemed to be references to the Back Book Purchase and Sale Agreement as amended by this Amendment and (ii) all references in the Master Purchase and Sale Agreement (or in any other Basic Document) to “this Master Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Master Purchase and Sale Agreement shall be deemed to be references to the Master Purchase and Sale Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of either Agreement other than as set forth herein. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of either Agreement, any other Basic Document or any of the rights, obligations or liabilities thereunder. Each Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.      Effectiveness. This Amendment shall become effective as of the date hereof.

SECTION 5.      Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.      Basic Document. This Amendment shall be a Basic Document for purposes of the Back Book Purchase and Sale Agreement and Master Purchase and Sale Agreement.

SECTION 7.      Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means or e-mail transmission shall be equally effective as delivery of an originally executed counterpart hereof. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.      Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the either Agreement or any provision hereof or thereof.

SECTION 9.      Governing Law. THIS Amendment, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 10.    Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Amendment; provided, that, nothing contained herein or in any other Basic Document will prevent any Party from bringing any action to enforce any award or judgement or exercise any right under the Basic Documents in any other forum in which jurisdiction can be established. Each party irrevocably waives, to the fullest extent permitted by Applicable Laws, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

SECTION 11.    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS Amendment OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW OR EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A PARTY MAY FILE A COPY OF THIS Amendment WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

HARLEY-DAVIDSON CREDIT CORP., as Seller

By:	/s/ David Viney
Name:	David Viney
Title:	Vice President and Treasurer

CAVENDISH LLC, as Purchaser

By:	/s/ Harin de Silva
Name:	Harin de Silva
Title:	Authorized Person

PIMCO Omnibus Amendment

(August 2025)

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